CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen International Trust


We consent to the use of our report dated November 26, 1997 for Keystone Precious Metals Holdings incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.



                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston Massachusetts
January 5, 1998




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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Evergreen International Trust on Form N-14 of our report on Blanchard Precious Metals Fund, Inc. dated November 7, 1997, appearing in the Annual Report of the Blanchard Funds for the year ended September 30, 1997, and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.


/s/Delloitte & Touche LLP
-------------------------
DELLOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
January 5, 1998




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